Report of Independent Registered Public
Accounting Firm

To the Shareholders and Board of Trustees of SPDR Series Trust

In planning and performing our audits of the financial statements of SPDR Series Trust the Trust, comprising the SPDR Dow Jones Total
Market ETF, SPDR Dow Jones Large Cap ETF,
SPDR S&P 500 Growth ETF, SPDR S&P 500
Value ETF, SPDR Dow Jones Mid Cap ETF,
SPDR S&P 400 Growth ETF, SPDR S&P 400
Value ETF, SPDR S&P 600 Small Cap ETF,
SPDR S&P 600 Small Cap Growth ETF, SPDR
S&P 600 Small Cap Value ETF, SPDR Global
Dow ETF, SPDR Dow Jones REIT ETF, SPDR
S&P Bank ETF formerly SPDR KBW Bank ETF,
SPDR S&P Capital Markets ETF formerly SPDR
KBW Capital Markets ETF, SPDR S&P
Insurance ETF formerly SPDR KBW Insurance
ETF, SPDR S&P Mortgage Finance ETF
formerly SPDR KBW Mortgage Finance ETF,
SPDR S&P Regional Banking ETF formerly
SPDR S&P Regional Banking ETF, SPDR
Morgan Stanley Technology ETF, SPDR S&P
Dividend ETF, SPDR S&P Aerospace & Defense
ETF, SPDR S&P Biotech ETF,SPDR S&P
Health Care Equipment ETF, SPDR S&P Health
Care Services ETF, SPDR S&P Homebuilders
ETF, SPDR S&P Metals & Mining ETF, SPDR
S&P Oil & Gas Equipment & Services ETF,
SPDR S&P Oil & Gas Exploration & Production
ETF, SPDR S&P Pharmaceuticals ETF, SPDR
S&P Retail ETF, SPDR S&P Semiconductor
ETF, SPDR S&P Software Services ETF, SPDR
S&P Telecom ETF, SPDR S&P Transportation
ETF, SPDR Wells Fargo Preferred Stock ETF,
SPDR Barclays Capital 1-3 Month T-Bill ETF,
SPDR Barclays Capital TIPS ETF, SPDR
Barclays Capital Short Term Treasury ETF,
SPDR Barclays Capital Intermediate Term
Treasury ETF, SPDR Barclays Capital Long
Term Treasury ETF, SPDR Barclays Capital
Short Term Corporate Bond ETF, SPDR
Barclays Capital Intermediate Term Corporate
Bond ETF, SPDR Barclays Capital Long Term
Corporate Bond ETF, SPDR Barclays Capital
Issuer Scored Corporate Bond ETF, SPDR
Barclays Capital Convertible Securities ETF,
SPDR Barclays Capital Mortgage Backed Bond
ETF, SPDR Barclays Capital Aggregate Bond
ETF, SPDR Nuveen Barclays Capital Municipal
Bond ETF, SPDR Nuveen Barclays Capital
California Municipal Bond ETF,  SPDR Nuveen
Barclays Capital New York Municipal Bond ETF,
SPDR Nuveen Barclays Capital Short Term
Municipal Bond ETF, SPDR Nuveen S&P VRDO
Municipal Bond ETF, SPDR Nuveen S&P High
Yield Municipal Bond ETF, SPDR Nuveen
Barclays Capital Build America Bond ETF,SPDR
DB International Government Inflation-Protected
Bond ETF, SPDR Barclays Capital Short Term
International Treasury ETF, SPDR Barclays
Capital International Treasury Bond ETF, SPDR
Barclays Capital International Corporate Bond
ETF, SPDR Barclays Capital Emerging Markets
Local Bond ETF, SPDR Barclays Capital High
Yield Bond ETF, SPDR Barclays Capital Short
Term High Yield Bond ETF, SPDR Barclays
Capital Investment Grade Floating Rate ETF,
SPDR BofA Merrill Lynch Emerging Markets
Corporate Bond ETF, and SPDR BofA Merrill
Lynch Crossover Corporate Bond ETF, as of and for the year ended June 30, 2012, in accordance with the standards of the Public
Company Accounting Oversight Board United
States, we considered the Trusts internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trusts internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A companys internal control over financial reporting includes those policies and procedures that 1 pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company 2 provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company and 3 provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Trusts internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board
United States. However, we noted no
deficiencies in the Trusts internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of June 30, 2012.
This report is intended solely for the information and use of management and the Board of Trustees of SPDR Series Trust and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.





	Ernst & Young LLP


Boston, Massachusetts
August 28, 2012